EXHIBIT 4.1

FIRST AMENDMENT TO CREDIT AGREEMENT

dated as of May 26, 2020

among

TREX COMPANY, INC.,

as the Borrower,

THE SUBSIDIARIES OF THE BORROWER IDENTIFIED HEREIN,

as the Guarantors,

BANK OF AMERICA, N.A.,

as Administrative Agent, Swing Line Lender and L/C Issuer,

WELLS FARGO BANK, NATIONAL ASSOCIATION,

as Syndication Agent,

and

THE OTHER LENDERS PARTY HERETO

Arranged By:

BofA SECURITIES, INC.,

as Sole Lead Arranger and Sole Bookrunner

FIRST AMENDMENT TO CREDIT AGREEMENT

THIS FIRST AMENDMENT TO CREDIT AGREEMENT (this “Amendment”) dated as of May 26, 2020 (the “First Amendment Effective Date”) is entered into among TREX COMPANY, INC., a Delaware corporation (the “Borrower”), the Guarantors party hereto, the Lenders party hereto (including each New Lender (as defined below)), and Bank of America, N.A., as Administrative Agent (in such capacity, the “Administrative Agent”), Swing Line Lender and L/C Issuer. Capitalized terms used but not otherwise defined herein shall have the meanings given to such terms in the Existing Credit Agreement (as defined below) or the Amended Credit Agreement (as defined below), as applicable.

RECITALS

WHEREAS, the Borrower, the Guarantors from time to time party thereto, the Lenders from time to time party thereto, and Bank of America, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer, are parties that that certain Fourth Amended and Restated Credit Agreement dated as of November 5, 2019 (as amended, modified, supplemented, increased, extended, restated, renewed, refinanced and replaced from time to time prior to the First Amendment Effective Date, the “Existing Credit Agreement”);

WHEREAS, the Borrower has requested that (a) each Revolving B Lender provide a Revolving B Commitment in the amount set forth opposite such Revolving B Lender’s name on Schedule 2.01 attached hereto, subject to the terms and conditions specified in this Amendment and the Amended Credit Agreement, and (b) the Existing Credit Agreement be amended as set forth below, subject to the terms and conditions specified in this Amendment; and

WHEREAS, (a) each Revolving B Lender is willing to provide a Revolving B Commitment in the amount set forth opposite such Revolving B Lender’s name on Schedule 2.01 attached hereto, subject to the terms and conditions specified in this Amendment and the Amended Credit Agreement, and (b) each party hereto is willing to amend the Existing Credit Agreement as set forth below, subject to the terms and conditions specified in this Amendment.

NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.    Establishment of Aggregate Revolving B Commitments. Subject to the terms and conditions set forth herein and in the Amended Credit Agreement, the Aggregate Revolving B Commitments are hereby established in an aggregate principal amount of $100 million. Each Revolving B Lender severally agrees to make Revolving B Loans in Dollars to the Borrower as set forth in, and subject to the terms and conditions set forth in, the Amended Credit Agreement.

2.    Amendments to Existing Credit Agreement. The Existing Credit Agreement is hereby amended as follows:

(a)    The Existing Credit Agreement is hereby amended in its entirety to read in the form attached hereto as Exhibit A (the Existing Credit Agreement, as so amended, the “Amended Credit Agreement”).

(b)    Schedule 2.01 to the Existing Credit Agreement is hereby amended in its entirety to read in the form attached hereto as Schedule 2.01.

(c)    Exhibits 2.02 and 2.05 to the Existing Credit Agreement are hereby amended in their entireties to read in the forms attached hereto as Exhibits 2.02 and 2.05, respectively.

(d)    Except as set forth in Sections 2(b) and (c), all schedules and exhibits to the Existing Credit Agreement (as amended prior to the First Amendment Effective Date) shall not be modified or otherwise affected hereby.

3.    Conditions Precedent. This Amendment, and the obligation of each Revolving B Lender to make Revolving B Loans under the Amended Credit Agreement, shall be effective upon satisfaction of the following conditions precedent:

(a)    Receipt by the Administrative Agent of counterparts of this Amendment duly executed by (i) a Responsible Officer of each Loan Party, (ii) the Required Lenders, and (iii) each Revolving B Lender.

(b)    Receipt by the Administrative Agent of a Note dated as of the First Amendment Effective Date, executed by a Responsible Officer of the Borrower in favor of each New Lender requesting a Note.

(c)    Receipt by the Administrative Agent of favorable opinions of legal counsel to the Loan Parties, addressed to the Administrative Agent and each Lender (including each New Lender), and dated as of the First Amendment Effective Date, in form and substance satisfactory to the Administrative Agent.

(d)    Receipt by the Administrative Agent of a certificate of each Loan Party, in each case, duly executed by a Responsible Officer of each such Loan Party, dated as of the First Amendment Effective Date, (i) certifying and attaching the resolutions adopted by such Loan Party approving or consenting to the this Amendment and the transactions contemplated hereby (including the establishment of the Aggregate Revolving B Commitments), and (ii) certifying as to the incumbency, identity, authority and capacity of each Responsible Officer of such Loan Party authorized to act as a Responsible Officer in connection with this Amendment and the other Loan Documents to which such Loan Party is a party.

(e)    Receipt by the Administrative Agent of such documents and certifications as the Administrative Agent may require to evidence that each Loan Party is duly organized or formed, and is validly existing, in good standing and qualified to engage in business in its state of organization or formation.

(f)    There shall not have occurred since December 31, 2019 any event or condition that has had or could reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

(g)    Receipt by the Administrative Agent of a certificate, dated as of the First Amendment Effective Date, signed by a Responsible Officer of the Borrower certifying as to the satisfaction of the conditions set forth in Sections 3(f) above and in Sections 4.02(a) and 4.02(b) of the Amended Credit Agreement.

(h)    Upon the reasonable request of any Lender, the Borrower shall have provided to such Lender, and such Lender shall be reasonably satisfied with, the documentation and other information so requested in connection with applicable “know your customer” and anti-money-laundering rules and regulations, including, without limitation, the Patriot Act, and any Loan Party

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that qualifies as a “legal entity customer” under the Beneficial Ownership Regulation shall have delivered to each Lender that so requests, a Beneficial Ownership Certification in relation to such Loan Party.

(i)    Receipt by the Arranger, the Administrative Agent and the Lenders of all fees and expenses, if any, owing pursuant to the First Amendment Fee Letter.

(j)    The Borrower shall have paid all fees, charges and disbursements of counsel to the Administrative Agent (directly to such counsel if requested by the Administrative Agent) to the extent invoiced prior to or on the First Amendment Effective Date, plus such additional amounts of such fees, charges and disbursements as shall constitute its reasonable estimate of such fees, charges and disbursements incurred or to be incurred by it through the closing proceedings (provided that such estimate shall not thereafter preclude a final settling of accounts between the Borrower and the Administrative Agent).

For purposes of determining compliance with the conditions specified in this Section 3, each Lender (including each New Lender) that has signed this Amendment shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required hereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the First Amendment Effective Date specifying its objections.

4.    Miscellaneous.

(a)    The Loan Documents and the obligations of the Loan Parties thereunder are hereby ratified and confirmed and shall remain in full force and effect according to their terms, as amended hereby.

(b)    Each Loan Party (i) acknowledges and consents to all of the terms and conditions of this Amendment and the transactions contemplated hereby (including the establishment of the Aggregate Revolving B Commitments), (ii) affirms all of its obligations under the Loan Documents to which it is a party, and (iii) agrees that this Amendment and all documents executed in connection herewith do not operate to reduce or discharge its obligations under the Loan Documents to which it is a party. Each Loan Party hereby acknowledges that, as of the First Amendment Effective Date, the security interests and Liens granted to the Administrative Agent for the benefit of the holders of the Obligations under the Collateral Documents to secure the Obligations are in full force and effect, are properly perfected, and are enforceable in accordance with the terms of the Security Agreement and the other Loan Documents.

(c)    Each Loan Party hereby represents and warrants to the Administrative Agent and the Lenders (including the New Lenders) as follows:

(i)    The execution, delivery and performance by such Loan Party of this Amendment (A) are within such Loan Party’s organizational powers, (B) have been duly authorized by all necessary Organizational Action, (C) require no action by or in respect of, or filing with, any Governmental Authority, (D) do not contravene, or constitute a default under, any provision of applicable Law or of the Organization Documents of such Loan Party or of any agreement, judgment, injunction, order, decree or other instrument binding upon such Loan Party or any of its Subsidiaries, and (E) do not result in the creation or imposition of any Lien on any asset of such Loan Party or any of its Subsidiaries, except for a Lien in favor of the Administrative Agent pursuant to the Collateral Documents.

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(ii)    This Amendment has been duly executed and delivered by such Loan Party and constitutes such Loan Party’s legal, valid and binding obligation, enforceable in accordance with its terms, subject to general principles of equity and to Debtor Relief Laws and similar laws affecting the enforcement of creditors’ rights generally.

(iii)    No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person is necessary or required in connection with the execution, delivery or performance by, or enforcement against, such Loan Party of this Amendment or the Amended Credit Agreement.

(iv)    After giving effect to this Amendment: (A) the representations and warranties of such Loan Party set forth in Article V of the Amended Credit Agreement and in each other Loan Document are true and correct in all material respects (and in all respects if any such representation or warranty is already qualified by materiality) on and as of the First Amendment Effective Date with the same effect as if made on and as of the First Amendment Effective Date, except to the extent such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects (and in all respects if any such representation or warranty is already qualified by materiality) as of such earlier date; and (B) no Default has occurred and is continuing or would result from the transactions contemplated by this Amendment.

(v)    The Persons signing this Amendment as Guarantors include all of the Subsidiaries existing as of the First Amendment Effective Date that are required to become Guarantors pursuant to the Existing Credit Agreement on or prior to the First Amendment Effective Date.

(d)    Each Revolving B Lender that signs this Amendment as a Lender and that was not a Lender party to the Existing Credit Agreement prior to the effectiveness of this Amendment (each a “New Lender”) (i) represents and warrants that (A) it has full power and authority, and has taken all action necessary, to execute and deliver this Amendment and to consummate the transactions contemplated hereby and to become a Lender under the Amended Credit Agreement, (B) it meets all requirements of an Eligible Assignee under the Amended Credit Agreement (subject to receipt of such consents as may be required under the Amended Credit Agreement), (C) from and after the First Amendment Effective Date, it shall be bound by the provisions of the Amended Credit Agreement as a Lender thereunder and shall have the obligations of a Lender thereunder, (D) it has received a copy of the Existing Credit Agreement, together with copies of the most recent financial statements delivered pursuant to Section 6.01 thereof, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Amendment and become a Lender under the Amended Credit Agreement, on the basis of which it has made such analysis and decision independently and without reliance on the Administrative Agent or any other Lender, and (E) if it is a Foreign Lender, it has delivered any documentation required to be delivered by it pursuant to the terms of the Amended Credit Agreement; and (ii) agrees that (A) it will, independently and without reliance on the Administrative Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (B) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.

(e)    Each of the Administrative Agent and each Loan Party agree that, as of the First Amendment Effective Date, each New Lender shall (i) be a party to the Amended Credit Agreement (and, as applicable, the other Loan Documents), (ii) be a “Lender” and a “Revolving B Lender” for

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all purposes of the Amended Credit Agreement and the other Loan Documents, and (iii) have the rights and obligations of a Lender and a Revolving B Lender under the Amended Credit Agreement and the other Loan Documents.

(f)    The address of each New Lender for purposes of all notices and other communications is as set forth on the Administrative Questionnaire delivered by such New Lender to the Administrative Agent.

(g)    Each Lender (including each New Lender) party hereto and the L/C Issuer represents and warrants that, after giving effect to this Amendment, the representations and warranties of such Lender and the L/C Issuer set forth in the Amended Credit Agreement are true and correct as of the First Amendment Effective Date. Each party hereto acknowledges and agrees to the provisions set forth in Section 11.20 of the Amended Credit Agreement.

(h)    This Amendment may be executed in any number of counterparts and by the various parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall constitute one and the same instrument. Delivery of an executed counterpart of this Amendment by telecopy or in any other electronic format (such as .pdf format) shall be effective as delivery of a manually executed original counterpart of this Amendment. Subject to Section 11.17 of the Amended Credit Agreement, execution of this Amendment shall be deemed to include electronic signatures, the electronic matching of assignment terms and contract formations on electronic platforms approved by the Administrative Agent, or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper based recordkeeping system, as the case may be.

(i)    This Amendment is a Loan Document. The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any Lender or the Administrative Agent under any of the Loan Documents, nor, except as expressly provided herein, constitute a waiver or amendment of any provision of any of the Loan Documents. Upon the effectiveness hereof, all references to the “Credit Agreement” set forth in any other agreement or instrument shall, unless otherwise specifically provided, be references to the Amended Credit Agreement.

(j)    THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE COMMONWEALTH OF VIRGINIA. THIS AMENDMENT SHALL BE FURTHER SUBJECT TO THE TERMS AND CONDITIONS OF SECTIONS 11.14 AND 11.15 OF THE AMENDED CREDIT AGREEMENT, THE TERMS OF WHICH ARE INCORPORATED HEREIN BY REFERENCE AS IF FULLY SET FORTH HEREIN.

[SIGNATURE PAGES FOLLOW]

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IN WITNESS WHEREOF, each of the parties hereto has caused a counterpart of this First Amendment to Credit Agreement to be duly executed and delivered by a duly authorized officer as of the date first above written.

BORROWER:	TREX COMPANY, INC.,
a Delaware corporation

	By:	/s/ Dennis C. Schemm
	Name:	Dennis C. Schemm
	Title:	Vice President and Chief Financial Officer

GUARANTORS:	TREX COMMERCIAL PRODUCTS, INC.,
a Delaware corporation

	By:	/s/ Brian Bertaux
	Name:	Brian Bertaux
	Title:	Vice President

[SIGNATURE PAGES CONTINUE]

ADMINISTRATIVE AGENT:	BANK OF AMERICA, N.A., as Administrative Agent

	By:	/s/ Lee F. Booth
	Name:	Lee F. Booth
	Title:	Assistant Vice President

LENDERS:	BANK OF AMERICA, N.A., as a Lender, an L/C Issuer and Swing Line Lender

	By:	/s/ Monica Sevila
	Name:	Monica Sevila
	Title:	Senior Vice President

WELLS FARGO BANK, NATIONAL ASSOCIATION, as a Lender

	By:	/s/ Matthew Churchill
	Name:	Matthew Churchill
	Title:	Senior Vice President

TRUIST BANK, as a Lender

	By:	/s/ Katherine Bass
	Name:	Katherine Bass
	Title:	Director

REGIONS BANK, as a Lender

	By:	/s/ Brand Hosford
	Name:	Brand Hosford
	Title:	Vice President

Exhibit A

Amended Credit Agreement

[see attached]

Schedule 2.01

Commitments and Applicable Percentages

Lender	Revolving A Commitment January 1 – June 30	Revolving A Commitment July 1 – December 31	Applicable Percentage (Revolving A Commitment)	Revolving B Commitment	Applicable Percentage (Revolving B Commitment)
Bank of America, N.A.	$125,000,000.00	$100,000,000.00	50.000000000%	$47,500,000.00	47.500000000%
Wells Fargo Bank, National Association	$70,000,000.00	$56,000,000.00	28.000000000%	$28,000,000.00	28.000000000%
Truist Bank	$55,000,000.00	$44,000,000.00	22.000000000%	$0.00	0.000000000%
Regions Bank	$0.00	$0.00	0.000000000%	$24,500,000.00	24.500000000%

Total	$250,000,000.00	$200,000,000.00	100.000000000%	$100,000,000.00	100.000000000%

L/C Issuer	L/C Commitment
Bank of America, N.A.	$15,000,000.00

Total	$15,000,000.00

EXHIBIT 2.02

FORM OF LOAN NOTICE

Date:                     ,

To:	Bank of America, N.A., as Administrative Agent

Ladies and Gentlemen:

Reference is made to that certain Fourth Amended and Restated Credit Agreement, dated as of November 5, 2019 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Credit Agreement;” the terms defined therein being used herein as therein defined), among Trex Company, Inc., a Delaware corporation (the “Borrower”), the Guarantors party thereto, the Lenders from time to time party thereto, and Bank of America, N.A., as Administrative Agent.

The undersigned hereby requests (select one):

☐	A Borrowing of Revolving A Loans

☐	A Borrowing of Revolving B Loans

☐	A conversion or continuation of Revolving A Loans

☐	A conversion or continuation of Revolving B Loans

1.	On (a Business Day).

2.	In the amount of $ .

3.	Comprised of .
[Type of Loan requested]

4.	For Eurodollar Rate Loans: with an Interest Period of months.

[With respect to such Borrowing, the Borrower hereby represents and warrants that (i) such request complies with the requirements of Section 2.01 of the Credit Agreement and (ii) each of the conditions set forth in Section 4.02 of the Credit Agreement have been satisfied on and as of the date of such Borrowing.]

[The Borrower hereby certifies to the Administrative Agent that, after giving effect to such Borrowing of Revolving B Loans on a Pro Forma Basis, the Consolidated Debt to Consolidated EBITDA Ratio shall not exceed 2.75:1.0, as demonstrated by the calculations set forth on Schedule A attached hereto, which calculations are true, accurate and complete on and as of the date of such Borrowing.]1

Delivery of an executed counterpart of a signature page of this notice by fax transmission or other electronic mail transmission (e.g. “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart of this notice.

[1]	Include only for Borrowings of Revolving B Loans.

TREX COMPANY, INC., a Delaware corporation

By:
Name:
Title:

EXHIBIT 2.05

FORM OF NOTICE OF LOAN PREPAYMENT

Date:	,

TO:	Bank of America, N.A., as [Administrative Agent] [Swing Line Lender]

RE:

Fourth Amended and Restated Credit Agreement (as amended, modified, supplemented and extended from time to time, the “Credit Agreement”) dated as of November 5, 2019 among Trex Company, Inc., a Delaware corporation (the “Borrower”), the Guarantors party thereto, the Lenders identified therein, and Bank of America, N.A., as Administrative Agent.

Ladies and Gentlemen:

Capitalized terms used herein and not defined herein shall have the meanings assigned to such terms in the Credit Agreement.

The Borrower hereby notifies the [Administrative Agent][Swing Line Lender] that on                              pursuant to the terms of Section 2.05 of the Credit Agreement, the Borrower intends to prepay/repay the following Loans as more specifically set forth below:

☐	Voluntary prepayment of [Revolving A] [Revolving B] Loans in the following amount(s):

☐	Eurodollar Rate Loans: $

Applicable Interest Period:

☐	Base Rate Loans: $

☐	Voluntary prepayment of Swing Line Loans in the following amount: $

Delivery of an executed counterpart of a signature page of this notice by fax transmission or other electronic mail transmission (e.g. “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart of this notice.

TREX COMPANY, INC., a Delaware corporation

By:
Name:
Title: